SFX BROADCASTING, INC.

                               OFFER TO EXCHANGE

             10 3/4% SENIOR SUBORDINATED NOTES DUE 2006, SERIES B
                      FOR ANY AND ALL OF ITS OUTSTANDING
             10 3/4% SENIOR SUBORDINATED NOTES DUE 2006, SERIES A

TO:      BROKERS, DEALERS, COMMERCIAL BANKS,
         TRUST COMPANIES AND OTHER NOMINEES:

         SFX Broadcasting, Inc. (the "Company") is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated __________________, 1996 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") $1,000 principal amount of its 10 3/4% Senior Subordinated Notes due 2006, Series B (the "Series B Notes"), which exchange has been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus is a part (the "Registration Statement") for each $1,000 principal amount of its outstanding 10 3/4% Senior Subordinated Notes due 2006, Series A (the "Series A Notes") of which $450.0 million in aggregate principal amount are outstanding as of the date hereof. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated May 31, 1996 among the Company and BT Securities Corporation, Goldman, Sachs & Co., and Lehman Brothers Inc. (the "Initial Purchasers").

         We are requesting that you contact your clients for whom you hold Series A Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Series A Notes registered in your name or in the name of your nominee, or who hold Series A Notes registered in their own names, we are enclosing the following documents:

         1.    Prospectus dated _____________________, 1996;

         2. The Letter of Transmittal for your use and for the information of your clients;

         3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer, if certificates for Series A Notes are not immediately available, or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below), or if the procedure for book-entry transfer cannot be completed on a timely basis;

         4. A form of letter which may be sent to your clients for whose account you hold Series A Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

         5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

         6. Return envelopes addressed to Chemical Bank, Exchange Agent for the Series A Notes.

         Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on _______________, 1996, unless extended, provided it may not be extended beyond ______________, 1996.

         To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, and certificates representing the Series A Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.





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         If holders of Series A Notes wish to tender, but it is impracticable for them to forward their certificates for Series A Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

         The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Series A Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Series A Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

         Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Chemical Bank, the Exchange Agent for the Series A Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                            Very truly yours,



                                            SFX BROADCASTING, INC.

         NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF HOLDINGS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS OF BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures